Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or about May 15, 2020, of our report dated March 2, 2020 relating to the consolidated financial statements and schedules, which appear in Universal Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission on March 2, 2020.

Chicago, Illinois
May 15, 2020